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                                                                    Exhibit 99.3

                 [LETTERHEAD OF WPI GROUP, INC. APPEARS HERE]

     News Release
     For Immediate Release

     Contact:
     Michael Foster, Chairman & CEO
     Dennis Deegan, President & COO

     WPI Group, Inc. Announces $75 Million
     Loan Agreement With Fleet Bank

     Manchester, NH, August 3, 1998: WPI Group, Inc. (WPIC: NASDAQ) announced today a new loan agreement with Fleet Bank. The new facility totaling $75 million replaces WPI's current $45 million credit facility, also with Fleet Bank. The transaction is expected to close this afternoon. The new credit agreement was entered into in conjunction with WPI's acquisition of ANG Instruments, a Manchester, NH based manufacturer of avionics components and subsystems, inertial sensors and panel meters.

     Michael Foster, WPI's Chairman and CEO said: "We are pleased to have in place our new loan agreement with the Fleet Bank syndicate. Our long-standing relationship with Fleet has been an important element in the growth of WPI in both the United States and Europe. This new agreement, which makes possible our acquisition of ANG Instruments, is another example of how Fleet has supported our growth. The term portion of this agreement provides a solid base of financing for WPI's current business and future expansion."

     WPI Group, Inc. (WPIC: NASDAQ) manufactures and markets high value-added products used in mission critical systems through two operating groups:
     Information Solutions and Industrial Technology. Information Solutions offers the world's broadest range of rugged, handheld terminals, PCs and notebook computers designed for use in harsh environments across a wide array of industries and it supplies applications software in selected vertical markets. The Industrial Technology Group manufactures avionics components and subsystems, inertial sensors, panel meters, industrial power conversion systems, electronic ballasts and precision solenoids for a variety of industrial and consumer products.
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     THE STATEMENTS CONTAINED IN THIS RELEASE CONCERNING THE COMPANY'S GOALS,
     STRATEGIES AND EXPECTATIONS FOR BUSINESS AND FINANCIAL RESULTS ARE "FORWARD-LOOKING STATEMENTS" BASED ON CURRENT EXPECTATIONS. NO ASSURANCES CAN BE GIVEN THAT THE RESULTS IN ANY FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED AND ACTUAL RESULTS COULD DIFFER MATERIALLY. PLEASE REVIEW THE REPORTS THAT THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION FOR INFORMATION CONCERNING FACTORS WHICH COULD AFFECT THE COMPANY'S BUSINESS.

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